UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
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☒	Soliciting Material Pursuant to § 240.14a-12

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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RNS Number : 2619H

American Axle & Mfg Hldgs, Inc.

02 May 2025

NOT FOR RELEASE, PUBLICATION OR DISTRIBUTION IN, INTO OR FROM ANY JURISDICTION WHERE TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OR REGULATIONS OF SUCH JURISDICTION

THIS ANNOUNCEMENT CONTAINS INSIDE INFORMATION

FOR IMMEDIATE RELEASE

2 May 2025

AMERICAN AXLE & MANUFACTURING HOLDINGS, INC.

PUBLICATION OF FIRST QUARTER 2025 FINANCIAL RESULTS

American Axle & Manufacturing Holdings, Inc. ("AAM") has today published its first quarter 2025 financial results and held an earnings presentation. Copies of the first quarter 2025 press release and earnings presentation (including reconciliation of non-GAAP financial measures) are available at www.aam.com/investors.

During the earnings presentation, the following statements were made, which for the purposes of Rule 28.1(a) of the City Code on Takeovers and Mergers (the "Code") constitutes a profit forecast published by AAM during an offer period (the "FY25 Updated Profit Forecast"):

AAM's full year 2025 financial targets are as follows:

•	AAM is targeting sales in the range of $5.65 - $5.95 billion vs. $5.8 - $6.05 billion prior.

•	AAM is targeting Adjusted EBITDA in the range of $665 - $745 million vs. $700 - $760 million prior.

•	AAM is targeting Adjusted free cash flow in the range of $165 - $215 million vs. $200 - $230 million prior; this target assumes capital spending of approximately 5% of sales.

These targets are based on the following assumptions for 2025:

•	North American light vehicle production of approximately 14.0 - 15.1 million units.

•	AAM's production estimates of key programs that we support.

•	AAM's outlook assumes the sale of AAM's commercial vehicle axle business in India is completed by July 1, 2025.

•	Does not reflect any costs and expenses relating to the announced combination with Dowlais, which will impact actual results. Reflects guidance for AAM on a stand-alone pre-combination basis only.

•	Substantially all incremental tariff costs are passed on to our customers.

Supplementary data for GAAP reconciliation:

Adjusted EBITDA

•	AAM is estimating net loss in the range of $(65) - $(10) million.

•	AAM is estimating interest expense in the range of $170 - $180 million.

•	AAM is estimating income tax expense in the range of $35 - $50 million.

•	AAM is estimating depreciation and amortization in the range of $455 - $455 million.

•	AAM is estimating full year 2025 EBITDA in the range of $595 - $675 million.

•	AAM is estimating restructuring-related costs in the range of $25 - $25 million.

•	AAM is estimating Dowlais acquisition-related costs in the range of $65 - $65 million.

•	AAM is estimating other, principally Business Combination Derivative in the range of $20 - $20 million.

•	AAM is estimating full year 2025 Adjusted EBITDA in the range of $665 - $745 million.

Adjusted Free Cash Flow

•	AAM is estimating net cash provided by operating activities in the range of $375 - $425 million.

•	AAM is estimating capital expenditures net of proceeds from the sale of property, plant and equipment in the range of ($300) - ($300) million.

•	AAM is estimating full year 2025 free cash flow in the range of $75 - $125 million.

•	AAM is estimating cash payments for restructuring-related cost in the range of $25 -$25 million.

•	AAM is estimating cash payments for Dowlais acquisition-related cost in the range of $65 -$65 million.

•	AAM is estimating full year 2025 Adjusted free cash flow in the range of $165 - $215 million.

Confirmations

Pursuant to Rule 28.1 of the Code, the Panel has granted AAM a dispensation from the requirement to include reports from reporting accountants and AAM's financial advisers in relation to the FY25 Updated Profit Forecast because it is an ordinary course profit forecast and Dowlais has agreed to the dispensation.

In accordance with Rule 28.1(c)(i) of the Code, the AAM Directors confirm that, as at the date of this announcement, the FY25 Updated Profit Forecast is valid and has been properly compiled on the basis of the assumptions stated below and that the basis of accounting used is consistent with AAM's accounting policies.

Basis of preparation

The FY25 Updated Profit Forecast is based on AAM's current internal forecast for the period up to 31 December 2025, using economic assumptions as at 2 May 2025. The basis of accounting used for the FY25 Updated Profit Forecast is consistent with AAM's existing accounting policies, which: (i) are in accordance with U.S. GAAP; (ii) were applied in the preparation of the AAM's financial statements for the year ending 31 December 2024; and (iii) are expected to be applied in the preparation of the AAM's financial statements for the period up to 31 December 2025.

The FY25 Updated Profit Forecast has been prepared on the basis referred to above and subject to the principal assumptions set out below. The FY25 Updated Profit Forecast is inherently uncertain and there can be no guarantee that any of the factors referred to under "Principal assumptions" below will not occur and/or, if they do, their effect on AAM's results of operations, financial condition, or financial performance, may be material. The FY25 Updated Profit Forecast should therefore be read in this context and construed accordingly.

Principal assumptions

(a)	Factors outside the influence or control of the AAM Directors:

(i)	there will be no material change to macroeconomic, political, inflationary, regulatory or legal conditions in the markets or regions in which AAM operates;

(ii)	there will be no material change in current US interest rates, economic growth (GDP), inflation expectations or foreign exchange rates compared with AAM's estimates;

(iii)	there will be no material change in accounting standards;

(iv)	there will be no material change in market conditions in relation to customer demand or the competitive environment;

(v)	there will be no material litigation or regulatory investigations, or material unexpected developments in any existing litigation or regulatory investigation, in relation to any of AAM's operations, products or services; and

(vi)	there will be no business disruptions that materially affect AAM, its customers, operations, supply chain or labour supply, including natural disasters, acts of terrorism, cyber-attack and/or technological issues.

(b)	Factors within the influence or control of the AAM Directors:

(i)	there will be no material acquisitions, disposals, distribution partnerships, joint ventures or other commercial agreements, other than those already assumed within the forecast;

(ii)	there will be no material change in the existing operational strategy of AAM;

(iii)	there will be no material changes in AAM's accounting policies and/or the application thereof;

(iv)	there are no material strategic investments or capital expenditure in addition to those already planned; and

(v)	there will be no material change in the management or control of AAM.

Terms used but not defined in this announcement have the meaning given to them in the Rule 2.7 announcement released by AAM and Dowlais on 29 January 2025.

Enquiries

AAM

David H. Lim, Head of Investor Relations	+1 (313) 758-2006
Christopher M. Son, Vice President, Marketing & Communications	+1 (313) 758-4814

J.P. Morgan (Exclusive financial adviser to AAM)

David Walker / Ian MacAllister	+1 (212) 270 6000
Robert Constant / Jonty Edwards	+44 (0) 203 493 8000

FGS Global (PR adviser to AAM)

Jim Barron	+1 212 687 8080
Charlie Chichester / Rory King	+44 20 7251 3801

Allen Overy Shearman Sterling LLP is acting as legal adviser to AAM in connection with the Combination.

Disclaimers

Important notices relating to financial advisers

J.P. Morgan Securities LLC, together with its affiliate J.P. Morgan Securities plc (which conducts its UK investment banking business as J.P. Morgan Cazenove and which is authorised in the United Kingdom by the Prudential Regulation Authority and regulated in the United Kingdom by the Prudential Regulation Authority and the Financial Conduct Authority). J.P. Morgan is acting as financial adviser exclusively for AAM and no one else in connection with the Combination and will not regard any other person as its client in relation to the Combination and will not be responsible to anyone other than AAM for providing the protections afforded to clients of J.P. Morgan or its affiliates, nor for providing advice in relation to the Combination or any other matter or arrangement referred to herein.

Further information

This announcement is for information purposes only and is not intended to, and does not, constitute or form part of any offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of, any securities or the solicitation of any vote or approval in any jurisdiction pursuant to the Combination or otherwise. In particular, this announcement is not an offer of securities for sale into the U.S. No offer of securities shall be made in the U.S. absent registration under the U.S. Securities Act, or pursuant to an exemption from, or in a transaction not subject to, such registration requirements. The Combination will be made solely through the Scheme Document (or, if the Combination is implemented by way of a Takeover Offer, the Takeover Offer documents), which, together with the accompanying Forms of Proxy and Forms of Election in relation to the Mix and Match Facility, which will contain the full terms and conditions of the Combination, including details of how to vote in respect of the Combination. Any decision in respect of the Combination should be made only on the basis of the information in the Scheme Document (or, if the Combination is implemented by way of a Takeover Offer, the Takeover Offer documents).

Dowlais will prepare the Scheme Document to be distributed to Dowlais Shareholders. Dowlais and AAM urge Dowlais Shareholders to read the Scheme Document (or any other document by which the Combination is made) in full when it becomes available because it will contain important information relating to the Combination, including details of how to vote in respect of the Scheme.

The statements contained in this announcement are made as at the date of this announcement, unless some other time is specified in relation to them, and publication of this announcement shall not give rise to any implication that there has been no change in the facts set forth in this announcement since such date.

This announcement does not constitute a prospectus or a prospectus equivalent document.

This announcement has been prepared for the purpose of complying with English law and the Code and the information disclosed may not be the same as that which would have been disclosed if this announcement had been prepared in accordance with the laws of jurisdictions outside England.

The Combination will be subject to the applicable requirements of English law, the Code, the Panel, the London Stock Exchange and the FCA.

Neither the SEC nor any U.S. state securities commission has approved, disproved or passed judgment upon the fairness or the merits of the Combination or determined if this announcement is adequate, accurate or complete. Any representation to the contrary is a criminal offence in the U.S.

Overseas Shareholders

The release, publication or distribution of this announcement in jurisdictions other than the UK, and the availability of the Combination to Dowlais Shareholders who are not resident in the UK, may be restricted by law and therefore any persons who are not resident in the UK or who are subject to the laws of any jurisdiction other than the UK (including Restricted Jurisdictions) should inform themselves about, and observe, any applicable legal or regulatory requirements. In particular, the ability of persons who are not resident in the UK or who are subject to the laws of another jurisdiction to participate in the Combination or to vote their Dowlais Shares in respect of the Scheme at the Court Meeting, or to execute and deliver Forms of Proxy appointing another to vote at the Court Meeting on their behalf, may be affected by the laws of the relevant jurisdictions in which they are located or to which they are subject. Any failure to comply with applicable legal or regulatory requirements of any jurisdiction may constitute a violation of securities laws in that jurisdiction. To the fullest extent permitted by applicable law, the companies and persons involved in the Combination disclaim any responsibility or liability for the violation of such restrictions by any person.

Unless otherwise determined by AAM or required by the Code, and permitted by applicable law and regulation, the Combination shall not be made available, directly or indirectly, in, into or from a Restricted Jurisdiction where to do so would violate the laws in that jurisdiction and no person may vote in favour of the Combination by any such use, means, instrumentality or form within a Restricted Jurisdiction or any other jurisdiction if to do so would constitute a violation of the laws of that jurisdiction.

Accordingly, copies of this announcement and any formal documentation relating to the Combination are not being, and must not be, directly or indirectly, mailed or otherwise forwarded, distributed or sent in or into or from any Restricted Jurisdiction or any jurisdiction where to do so would constitute a violation of the laws of such jurisdiction and persons receiving such documents (including custodians, nominees and trustees) must not mail or otherwise forward, distribute or send them in or into or from any Restricted Jurisdiction. Doing so may render invalid any related purported vote in respect of acceptance of the Combination.

Further details in relation to Dowlais Shareholders in overseas jurisdictions will be contained in the Scheme Document (or, if the Combination is implemented by way of a Takeover Offer, the Takeover Offer documents).

Additional information for U.S. investors in Dowlais

The Combination relates to an offer for the shares of an English company and is proposed to be implemented by means of a scheme of arrangement provided for under English company law. The Combination, implemented by way of a scheme of arrangement, is not subject to the tender offer rules or the related proxy solicitation rules under the U.S. Exchange Act. Accordingly, the Combination is subject to the disclosure requirements and practices applicable to a scheme of arrangement involving a target company in the UK listed on the London Stock Exchange, which differ from the disclosure requirements of the U.S. tender offer and related proxy solicitation rules. If, in the future, AAM exercises its right to elect to implement the Combination by way of a Takeover Offer and determines to extend the Takeover Offer into the U.S., such Takeover Offer will be made in compliance with applicable U.S. laws and regulations.

The New AAM Shares to be issued pursuant to the Combination have not been and will not be registered under the U.S. Securities Act, and may not be offered or sold by AAM in the U.S. absent registration or an applicable exemption from the registration requirements of the U.S. Securities Act. The New AAM Shares to be issued pursuant to the Combination will be issued pursuant to the exemption from registration set forth in Section 3(a)(10) of the U.S. Securities Act. If, in the future, AAM exercises its right to elect to implement the Combination by way of a Takeover Offer or otherwise determines to conduct the Combination in a manner that is not exempt from the registration requirements of the U.S. Securities Act, it will file a registration statement with the SEC that will contain a prospectus with respect to the issuance of New AAM Shares. In this event, Dowlais Shareholders are urged to read these documents and any other relevant documents filed with the SEC, as well as any amendments or supplements to all such documents, because they will contain important information, and such documents will be available free of charge at the SEC's website at www.sec.gov or by directing a request to AAM's contact for enquiries identified above.

This announcement contains, and the Scheme Document will contain certain unaudited financial information relating to Dowlais that has been prepared in accordance with UK-endorsed International Financial Reporting Standards ("IFRS") and thus may not be comparable to financial information of U.S. companies or companies whose financial statements are prepared in accordance with U.S. generally accepted accounting principles. U.S. generally accepted accounting principles differ in certain significant respects from IFRS.

Dowlais is incorporated under the laws of a non-U.S. jurisdiction, some or all of Dowlais' officers and directors reside outside the U.S., and some or all of Dowlais' assets are or may be located in jurisdictions outside the U.S. Therefore, U.S. Dowlais Shareholders (defined as Dowlais Shareholders who are U.S. persons as defined in the U.S. Internal Revenue Code or "IRC") may have difficulty effecting service of process within the U.S. upon those persons or recovering against Dowlais or its officers or directors on judgments of U.S. courts, including judgments based upon the civil liability provisions of the U.S. federal securities laws. Further, it may be difficult to compel a non-U.S. company and its affiliates to subject themselves to a U.S. court's judgment. It may not be possible to sue Dowlais or its officers or directors in a non-U.S. court for violations of the U.S. securities laws.

The receipt of New AAM Shares and cash by Dowlais Shareholders as consideration for the transfer of Dowlais Shares pursuant to the Combination may be a taxable transaction for U.S. federal income tax purposes and under applicable U.S. state and local, as well as foreign and other, tax laws. Such consequences, if any, are not generally described herein. Each Dowlais Shareholder is urged to consult with legal, tax and financial advisers in connection with making a decision regarding the Combination, including in light of the potential application of Section 304 of the IRC to the Combination.

Forward-looking statements

In this announcement, AAM makes statements concerning its and Dowlais' expectations, beliefs, plans, objectives, goals, strategies, and future events or performance, including, but not limited to, certain statements related to the ability of AAM and Dowlais to consummate AAM's business combination with Dowlais (the "Business Combination") in a timely manner or at all; future capital expenditures, expenses, revenues, economic performance, synergies, financial conditions, market growth, dividend policy, losses and future prospects and business; and management strategies and the expansion and growth of AAM's and the combined company's operations. Such statements are "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995 and relate to trends and events that may affect AAM's or the combined company's future financial position and operating results. The terms such as "will," "may," "could," "would," "plan," "believe," "expect," "anticipate," "intend," "project," "target," and similar words or expressions, as well as statements in future tense, are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. These forward-looking statements involve certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied by these statements. These risks and uncertainties related to AAM include factors detailed in the reports AAM files with the United States Securities and Exchange Commission (the "SEC"), including those described under "Risk Factors" in its most recent Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q. These forward-looking statements speak only as of the date of this communication. AAM expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in its or Dowlais' expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based.

Additional Information

This announcement may be deemed to be solicitation material in respect of the Business Combination, including the issuance of AAM's shares of common stock in respect of the Business Combination. In connection with the foregoing proposed issuance of AAM's shares of common stock, AAM expects to file a proxy statement on Schedule 14A (together with any amendments and supplements thereto, the "Proxy Statement") with the SEC. To the extent the Business Combination is effected as a scheme of arrangement under English law, the issuance of AAM's shares of common stock in connection with the Business Combination would not be expected to require registration under the U.S. Securities Act of 1933, as amended (the "Securities Act"), pursuant to an exemption provided by Section 3(a)(10) under the Securities Act. In the event that AAM exercises its right to elect to implement the Business Combination by way of a takeover offer (as defined in the UK Companies Act 2006) or otherwise determines to conduct the Business Combination in a manner that is not exempt from the registration requirements of the Securities Act, AAM expects to file a registration statement with the SEC containing a prospectus with respect to the AAM's shares that would be issued in the Business Combination. INVESTORS AND SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT, THE SCHEME DOCUMENT, AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED BY AAM WITH THE SEC OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT (IF ANY) CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT AAM, THE BUSINESS COMBINATION AND RELATED MATTERS. Investors and shareholders will be able to obtain free copies of the Proxy Statement, the scheme document, and other documents filed by AAM with the SEC at the SEC's website at http://www.sec.gov. In addition, investors and shareholders will be able to obtain free copies of the Proxy Statement, the scheme document, and other documents filed by AAM with the SEC at https://www.aam.com/investors.

Participants in the Solicitation

AAM and its directors, executive officers and certain other members of management and employees will be participants in the solicitation of proxies from AAM's shareholders in respect of the Business Combination, including the proposed issuance of AAM's shares of common stock in connection with the Business Combination. Information regarding AAM's directors and executive officers is contained in its Annual Report on Form 10-K for the fiscal year ended December 31, 2023, which was filed with the SEC on February 16, 2024, the definitive proxy statement on Schedule 14A for AAM's 2024 annual meeting of stockholders, which was filed with the SEC on March 21, 2024 and the Current Report on Form 8-K of AAM, which was filed with the SEC on May 2, 2024. Additional information regarding the identity of participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the Proxy Statement when it is filed with the SEC. To the extent holdings of AAM's securities by its directors or executive officers change from the amounts set forth in the Proxy Statement, such changes will be reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC by AAM. These documents may be obtained free of charge from the SEC's website at www.sec.gov and AAM's website at https://www.aam.com/investors.

No Offer or Solicitation

This announcement is not intended to and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote of approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Publication on website

This announcement is required to be published pursuant to Rule 26 of the Code and will be available, subject to certain restrictions relating to persons resident in Restricted Jurisdictions, on AAM's website at https://www.aam.com/investors promptly and in any event by no later than 12 noon (London time) on the business day (as defined in the Code) following the date of this announcement. Neither the content of the websites referred to in this announcement nor the content of any website accessible from hyperlinks in this announcement is incorporated into, or forms part of, this announcement.

Rounding

Certain figures included in this announcement have been subjected to rounding adjustments. Accordingly, figures shown for the same category presented in different tables may vary slightly and figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.

General

If you are in any doubt about the contents of this announcement or the action you should take, you are recommended to seek your own independent financial advice immediately from your stockbroker, bank manager, solicitor, accountant or independent financial adviser duly authorised under FSMA if you are resident in the United Kingdom or, if not, from another appropriately authorised independent financial adviser.

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